                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Bryn Mawr Bank Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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     was paid previously. Identify the previous filing by registration statement
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

                          BRYN MAWR BANK CORPORATION

                             801 Lancaster Avenue
                      Bryn Mawr, Pennsylvania 19010-3396

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON TUESDAY, APRIL 18, 2000

To Our Shareholders:

  Notice is hereby given that the Annual Meeting of Shareholders of Bryn Mawr Bank Corporation (the "Corporation") will be held at Bryn Mawr College, Wyndham Alumnae House, Bryn Mawr, Pennsylvania on Tuesday, April 18, 2000, at 2:00 P.M., for the following purposes:

    1. To elect two (2) directors to serve a four (4) year term until their successors are duly elected and take office.

    2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent certified public accountants for Bryn Mawr Bank Corporation for the year 2000.

  In their discretion the proxies are authorized to act upon such other matters as may properly come before the meeting. Reference is made to the accompanying Proxy Statement for details with respect to the foregoing matters. Only shareholders of record at the close of business on February 29, 2000, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Such shareholders may vote in person or by proxy.

                                          By Order of the Board of Directors
                                           of Bryn Mawr Bank Corporation

                                          /s/ Samuel C. Wasson, Jr.

                                          Samuel C. Wasson, Jr.
                                                Secretary

Bryn Mawr, Pennsylvania
March 10, 2000

IMPORTANT NOTICE

To assure your representation at the Annual Meeting, please complete, date, sign, and promptly mail the enclosed proxy card in the return envelope. No postage is necessary if mailed in the United States. Any shareholder giving a proxy has the power to revoke it at any time prior to its use for any purpose. Any shareholder who is present at the meeting may withdraw their proxy prior to its use for any purpose and vote in person.

                                PROXY STATEMENT
                               TABLE OF CONTENTS

                                                                      Page No.
                                                                      --------
Introduction.........................................................     1
  Matters to be Considered at the Annual Meeting of Shareholders.....     1
  Date, Time and Place of Annual Meeting.............................     1
  Record Date and Voting.............................................     1
  Other Matters......................................................     2
Security Ownership of Certain Beneficial Owners......................     2
Section 16(a) Beneficial Ownership Reporting Compliance..............     2
The Corporation's and Bank's Boards of Directors.....................     3
  General Information About the Corporation's and Bank's Boards of
   Directors.........................................................     3
  Information About Committees of the Corporation's Board of
   Directors.........................................................     3
  Meetings of Corporation's Board and its Committees.................     4
  Information About Committees of the Bank's Board of Directors......     4
  Meetings of Bank's Board and its Committees........................     5
Boards of Directors Compensation.....................................     5
  Directors Fees.....................................................     5
  Non-Employee Directors Stock Option Plan...........................     5
  Directors' Deferred Payment Plans..................................     5
Biographical Information About Corporation's Directors--Information
 About Security Holdings of Corporation's Directors and of the
 Corporation's Directors and Executive Officers as a Group...........     6
Corporation's and Bank's Executive Officers..........................     8
Executive Compensation...............................................     9
  General Disclosure Considerations Concerning Executive
   Compensation......................................................     9
  Executive Compensation.............................................     9
  Summary Compensation Table.........................................    10
  Change of Control Agreements.......................................    10
  Option Grants Table................................................    12
  Aggregated Option Exercises and Year-End Option Value Table........    12
  Corporation's 1998 Stock Option Plan...............................    13
  Executive Deferred Bonus Plan......................................    13
  Pension Plans......................................................    14
  Pension Plan Table.................................................    14
  Bryn Mawr Bank Corporation Thrift and Savings Plan.................    15
  Certain Relationships and Related Transactions.....................    16
Stock Price Performance Graph........................................    16
Compensation Committee Report........................................    17
  Executive Compensation Policy Principles...........................    17
  Elements of Executive Compensation Program.........................    17
  Salary Compensation and Fringe Benefits............................    17
  Stock Options......................................................    18
  Executive Compensation Decisions...................................    18
  Factors and Criteria on Which the Chief Executive Officer's
   Compensation Was Based............................................    18
  The Compensation Committees........................................    18
Proposal 1--Election of Directors....................................    19
  Nominees for Directors.............................................    19
Proposal 2--Ratification of Appointment of Independent Certified
 Public Accountants..................................................    20
Other Business.......................................................    20
Shareholder Proposals for 2001.......................................    20
Additional Information...............................................    21

                                PROXY STATEMENT
                           FOR THE ANNUAL MEETING OF
                          BRYN MAWR BANK CORPORATION
                                 TO BE HELD ON
                                APRIL 18, 2000

                                 INTRODUCTION

Matters to be Considered at the Annual Meeting of Shareholders

  This Proxy Statement is being furnished to shareholders of Bryn Mawr Bank Corporation (the "Corporation") in connection with the solicitation of proxies by the Corporation for use at the Corporation's Annual Meeting of Shareholders to be held on Tuesday, April 18, 2000, at 2:00 P.M., or any adjournment or postponement thereof (the "Annual Meeting"). At the Annual Meeting, the shareholders will consider and vote upon (i) the election of two (2) directors to serve a four (4) year term until their successors are duly elected and take office; and (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as the independent certified public accountants for the Corporation for the year 2000. The proxies are authorized to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The approximate date upon which this Proxy Statement and the Proxy are to be mailed to shareholders is March 10, 2000. The address of the executive office of the Corporation is 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010-3396.

Date, Time and Place of Annual Meeting

  The Annual Meeting will be held on Tuesday, April 18, 2000, at 2:00 P.M., at Bryn Mawr College, Wyndham Alumnae House, Bryn Mawr, Pennsylvania.

Record Date and Voting

  The Board of Directors of the Corporation has fixed the close of business on February 29, 2000 as the date for determining holders of record of the Corporation's Common Stock, par value $1.00 per share, entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Each holder of record is entitled to one vote per share on the matters to be considered at the Annual Meeting.

  The holders of a majority of the outstanding shares of the Corporation's Common Stock, present either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. As of February 29, 2000, there were 4,313,250 shares of the Corporation's Common Stock outstanding.

  Shares represented by properly executed proxies will be voted in accordance with the directions indicated in the proxies unless such proxies have previously been revoked. Each properly executed proxy on which no voting directions are indicated will be voted in favor of the adoption of the proposals recommended by management of the Corporation, and in the discretion of the proxy agents as to any other matters which may properly come before the Annual Meeting. A proxy may be revoked by a shareholder at any time prior to its use for any purpose by giving written notice of such revocation to Samuel
C. Wasson, Jr., the Secretary of the Corporation, at the executive office of the Corporation, 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010-3396 or by appearing in person at the Annual Meeting and asking to withdraw the proxy prior to its use for any purpose so that the shareholder can vote in person. A later dated proxy revokes an earlier dated proxy.

  The Corporation does not know at this time of any business, other than that stated in this Proxy Statement, which will be presented for consideration at the Annual Meeting. If any unanticipated business is properly brought before the Annual Meeting, the proxy agents will vote in accordance with their best judgment.

Other Matters

  The Corporation will bear the entire cost of soliciting proxies for the Annual Meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telefax and telegram, by the directors, officers and employees of the Corporation and by the Corporation's wholly-owned subsidiaries, including The Bryn Mawr Trust Company (the "Bank"). Arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy material to beneficial owners of the Corporation's Common Stock held of record by such persons, and the Corporation will reimburse them for their expenses in doing so.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth certain information known to the Corporation, as of January 21, 2000(1), with respect to the only persons to the Corporation's knowledge, who may be beneficial owners of more than 5% of the Corporation's Common Stock.

                                                        Percentage of
                                   Amount and Nature of  Outstanding
                                   Beneficial Ownership  Corporation
   Name and Address                   of Corporation    Common Stock
   of Beneficial Owner                 Common Stock         Owned
   -------------------             -------------------- -------------
   Thomas J. Carroll                     428,400(2)         9.90%
   Patrickswell
   Post Office Box 488
   Middleburg, VA 22117
   George W. Connell                     332,000            7.67%
   121 Cheswold Lane
   Haverford, PA 19041-1801
   The Banc Funds Company, L.L.C.        270,001            6.24%
   208 South LaSalle Street
   Chicago, Illinois 60604
   Robert L. Stevens                     236,483            5.46%
   801 Bryn Mawr Avenue
   Bryn Mawr, PA 19010
   The Bryn Mawr Trust Company           252,940            5.84%
   Trust Department
   10 South Bryn Mawr Avenue
   Bryn Mawr, PA 19010

--------
(1) As of January 21, 2000, there were 4,329,250 shares of the Corporation's Common Stock outstanding.
(2) Twenty Eight Thousand (28,000) of the shares reported as beneficially owned by Mr. Carroll are owned Four Thousand (4,000) shares each by his seven (7) children who do not reside in his home. Mr. Carroll disclaims beneficial ownership of such shares.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Corporation's directors and executive officers file reports of their holdings of the Corporation's Common Stock with the Securities and Exchange Commission (the "Commission") and with the Nasdaq National Market Exchange on which the Corporation's Common Stock is traded. Based on the Corporation's records and other information available to it the Corporation believes that all the Commission's Section 16(a) reporting requirements applicable to the Corporation's directors and executive officers for the Corporation's fiscal year ended December 31, 1999 were complied with, except a late filing of a Form 3 concerning Richard J. Fuchs due to his promotion to an executive officer.

                         THE CORPORATION'S AND BANK'S
                              BOARDS OF DIRECTORS

  The By-Laws of the Corporation provide that the Corporation's business shall be managed by a Board of Directors of not less than eight and not more than thirteen directors. The Corporation's Board, as provided in the By-Laws, is divided into four classes of directors, with each class being as nearly equal in number as possible. The Board of Directors has fixed the number of directors at eleven, with three members in Class I, two members in Class II, three members in Class III, and three members in Class IV. (SEE, PROPOSAL 1-- ELECTION OF DIRECTORS)

  Under the Corporation's By-Laws, persons elected by the Board of Directors to fill a vacancy on the Board serve as directors for a term expiring with the next annual meeting of shareholders, unless the directors are elected by the Board after the record date for that meeting, in which case the person serves as a director until the annual meeting of shareholders following that meeting. The directors in each class serve terms of four years each, unless elected to fill an unexpired term of office, and until their successors are elected, qualified and take office.

  The Boards of Directors of the Corporation and the Bank meet quarterly. Board meetings of the Corporation and the Bank will occur in January, April, July and October. The Risk Management Committees and Executive Committees each meet eight times per year in those months when the Boards of Directors do not meet. The Executive Committees act in the stead of the Boards of Directors of the Corporation and the Bank and have responsibility for nomination of new directors. The Audit and Trust Committees of the Boards meet quarterly preceding each Board of Directors meeting. The Risk Management Committees review and manage the material business risks which confront the Corporation and the Bank.

General Information About the Corporation's and Bank's Boards of Directors

  The Corporation's Board of Directors was scheduled to meet quarterly and during 1999 held five meetings, including the Corporation's organization meeting in April of 1999. The Bank's Board of Directors was scheduled to meet quarterly and during 1999 held four meetings.

Information About Committees of the Corporation's Board of Directors

  The Committees of the Corporation's Board of Directors are the Executive, Risk Management, Audit, and Compensation Committees.

  The Executive Committee, comprised of Thomas A. Williams (Chairman), Warren
W. Deakins, William Harral, III, Wendell F. Holland, Robert L. Stevens and Samuel C. Wasson, Jr. meets to discuss and act upon matters which require action prior to the next meeting of the Corporation's Board of Directors and exercises the authority and powers of the Board of Directors at intervals between meetings of the Board of Directors insofar as may be permitted by law. During 1999 the Executive Committee held eight meetings.

  The Executive Committee also serves as the Corporation's nominating committee and in that regard the Committee will consider director nominees recommended by the shareholders. When submitting a recommendation, shareholders should send the Secretary of the Corporation biographical information about the candidate, together with a statement of the candidate's qualifications and any other data supporting the recommendation. If it is determined that the candidate has no conflicts of interest or directorships of other companies which would disqualify the candidate from serving as a director, the candidate's name will be presented to the Executive Committee for consideration.

  The Risk Management Committee, comprised of Richard B. Cuff (Chairman), John
D. Firestone, Phyllis M. Shea, Robert L. Stevens, B. Loyall Taylor, Jr. and Samuel C. Wasson, Jr., meets to review and manage the material business risks which confront the Corporation by establishing and monitoring policies and procedures designed to lead to an understanding of and to identify, control, monitor and measure the Corporation's material business risks. During 1999 the Risk Management Committee held eight meetings.

  The Audit Committee, comprised of William Harral, III (Chairman), Richard B. Cuff, Warren W. Deakins and Wendell F. Holland, meets at least quarterly to make or cause to be made a complete examination of the books, papers and affairs of the Corporation and its subsidiaries and to consider such other matters as may be required by law. The Audit Committee employs independent certified public accountants as it deems necessary to make such examination. During 1999 the Audit Committee held five meetings.

  The Compensation Committee, comprised of William Harral, III (Chairman), Warren W. Deakins, Wendell F. Holland and Thomas A. Williams, meets to discuss compensation matters, including determining the number of stock options to be distributed pursuant to the Corporation's Stock Option Plans. During 1999 the Compensation Committee held two meetings.

Meetings of Corporation's Board and its Committees

  The total number of meetings of the Corporation's Board of Directors which were held in 1999 was five meetings. All of the incumbent directors, who were directors during 1999 (i) attended at least seventy-five percent (75%) of the total number of meetings of the Board of Directors, and (ii) all directors attended at least seventy-five percent (75%) of the aggregate of the total number of meetings held by all committees of the Board on which the director served.

Information About Committees of the Bank's Board of Directors

  The Committees of the Bank's Board of Directors are the Executive, Risk Management, Audit, Trust and Compensation Committees.

  The Executive Committee, comprised of Thomas A. Williams (Chairman), Warren
W. Deakins, William Harral, III, Wendell F. Holland, Robert L. Stevens and Samuel C. Wasson, Jr. meets to ratify and approve the Bank's loans and to exercise the authority and powers of the Bank's Board of Directors at intervals between meetings of the Board of Directors insofar as may be permitted by law. The Committee held eight meetings during 1999.

  The Risk Management Committee comprised of Richard B. Cuff (Chairman), John
D. Firestone, Phyllis M. Shea, Robert L. Stevens, B. Loyall Taylor, Jr. and Samuel C. Wasson, Jr. meets to review and manage the material risks which confront the Bank by establishing and monitoring policies and procedures to control, monitor and measure loan quality and concentration, interest rate and market risk, as well as liquidity risk and other material business risks. During 1999 the Risk Management Committee held eight meetings.

  The Audit Committee, comprised of William Harral, III (Chairman), Richard B. Cuff, Warren W. Deakins and Wendell F. Holland meets at least quarterly to make or cause to be made a complete examination of the books, papers, and affairs of the Bank, and to consider such other matters as may be required by law. The Audit Committee employs independent certified public accountants as it deems necessary to make such examination. The Committee held five meetings during 1999.

  The Trust Committee, comprised of Phyllis M. Shea (Chairman), John D. Firestone, Robert L. Stevens, B. Loyall Taylor, Jr., Nancy J. Vickers and Thomas A. Williams meets quarterly and has general supervision over the Trust Division and over that Division's investments. The Committee held five meetings during 1999.

  The Compensation Committee, comprised of William Harral, III (Chairman), Warren W. Deakins, Wendell F. Holland and Thomas A. Williams, meets to discuss compensation matters and to approve salaries for officers and bonuses for the chief executive officer, the other officers named in the Summary Compensation Table and certain other officers, subject to ratification by the Board of Directors. The Committee held two meetings in 1999.

Meetings of Bank's Board and its Committees

  The total number of meetings of the Bank's Board of Directors which were held in 1999 was four. All incumbent directors (i) attended at least seventy-five percent (75%) of the total number of meetings of the Board of Directors, and (ii) attended at least seventy-five percent (75%) of the aggregate of the total number of meetings held by all committees of the Board on which the director served.

                       BOARDS OF DIRECTORS COMPENSATION

Directors Fees

  Each non-officer director was paid an annual retainer of $10,000 in the Corporation's common stock, at the market value of the stock on April 19, 1999. In addition each non-officer director was paid a fee of $1,000 for attending each Board meeting, $1,000 for attending the Corporation's organization meeting and for attending each Executive Committee and Risk Management Committee meeting. In addition a fee of $350 was paid to the members of the Audit Committee for attending a meeting of the Committee which was not held on a Board meeting day. A separate fee is not paid to directors for attending a Corporation Board meeting held on a Bank Board meeting day or any committee meeting held on such a day.

Non-Employee Directors Stock Option Plan

  Under the Corporation's 1998 Stock Option Plan, each non-employee director of the Corporation and the Bank during 2000 will be granted options to purchase 1,000 shares of Corporation Common Stock. The purchase price of the stock is the fair market value on the day preceeding the day the option is granted. Each stock option may be exercised within ten (10) years from the date of grant. Only directors who are elected or appointed to the Board at or before the Corporation's 2000 Annual Meeting may participate in the Stock Option Plan.

Directors' Deferred Payment Plans

  Under the Deferred Payment Plans for directors (the "Plans") a director may defer receipt of a portion or all of the fees paid for service as a director of the Corporation and Bank. The Plans are non-qualified plans and the Plans' funds are held in a trust administered by the Bank's Trust Department. Under the Plans a participating director may elect to invest the deferred director's fees in a money market fund, a fixed income mutual fund, equity mutual fund, international equity mutual fund, or in the Corporation's Common Stock. The right to receive future payments under the Plans is an unsecured claim against the general assets of the Corporation. Payments of deferred compensation may be made only in cash or Corporation Common Stock as provided in the Plans.

      BIOGRAPHICAL INFORMATION ABOUT CORPORATION'S DIRECTORS--INFORMATION
         ABOUT SECURITY HOLDINGS OF CORPORATION'S DIRECTORS AND OF THE
           CORPORATION'S DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP

  The following table sets forth certain biographical information and information regarding beneficial ownership of shares of the Corporation's Common Stock as of February 29, 2000, for each of the Corporation's directors, for the executive officers as a group and for all directors and executive officers as a group. Other than as indicated below, each of the persons named below has been employed in their present principal occupation for the past five years.

                                                                                Amount and          Percentage
                                                                                 Nature of         of Outstand-
                                                                                Beneficial        ing Corporation
          Name, Principal Occupation and           Age as of     Director     Ownership As of      Common Stock
     Business Experience For Past Five Years   February 29, 2000 Since(1) February 29, 2000(2)(3)      Owned
     ---------------------------------------   ----------------- -------- ----------------------- ---------------
               CONTINUING DIRECTORS
                     Class I
 The terms of the following directors expire
  in 2003:
 1.  Phyllis M. Shea                                   67          1980            19,365*****+         .45%
     Attorney-at-Law, Shea and Shea
 2.  Nancy J. Vickers                                  55          1998             1,840*+             .04%
     President, Bryn Mawr College
      since July of 1997; Dean,
      University of Southern
      California from January 1995
      until July 1997
 3.  Thomas A. Williams                                64          1992            12,186*****          .28%
     Vice President,
      Secretary/Treasurer, Houghton
      International, Inc., a
      specialty chemical company
         DIRECTORS STANDING FOR ELECTION
                     Class II
 The terms of the following directors expire in 2000
  and if elected to a new term will expire in 2004:
 1.  Robert L. Stevens                                 62          1974           236,483@             5.48%
     Chairman of Corporation and
      Bank since December of 1995,
      President and Chief Executive
      Officer of the Corporation
      since its formation in 1986;
      President and Chief Executive
      Officer of the Bank since
      January, 1980 and prior to
      that, its Executive Vice
      President since 1968
 2.  B. Loyall Taylor, Jr.                             53          1986            33,651****+          .78%
     President, Taylor Gifts, Inc.,
      mail order catalog sales

--------
* Includes 1,000 shares which the director has the right to acquire by exercise of stock options granted under the Corporation's Stock Option Plans.
** Includes 3,000 shares which the director has the right to acquire by exercise of stock options granted under the Corporation's Stock Option Plans.
*** Includes 5,000 shares which the director has the right to acquire by exercise of stock options granted under the Corporation's Stock Option Plans.
**** Includes 7,000 shares which the director has the right to acquire by exercise of stock options granted under the Corporation's Stock Option Plans.
***** Includes 9,000 shares which the director has the right to acquire by exercise of stock options granted under the Corporation's Stock Option Plans.
@ Includes 159,000 shares which Mr. Stevens and 47,000 shares which Mr. Wasson have the right to acquire through exercise of stock options granted under the Corporation's Stock Option Plans and 36,456 shares held by Mr. Stevens based on his interest in the Corporation's Thrift and Savings Plan.
+ Includes 1,197 shares held by Ms. Shea, 740 shares held by Ms. Vickers, 21,888 shares held by Mr. Taylor, 865 shares held by Mr. Cuff based on their interests in the Bank's and Corporation's Deferred Payment Plans for directors.

                                                                                 Amount and        Percentage of
                                                                                  Nature of         Outstanding
                                                                            Beneficial Ownership    Corporation
          Name, Principal Occupation and            Age as of     Director          As of          Common Stock
     Business Experience For Past Five Years    February 29, 2000 Since(1) February 29, 2000(2)(3)     Owned
     ----------------------------------------   ----------------- -------- ----------------------- -------------
               CONTINUING DIRECTORS
                     Class III
 The terms of the following directors expire in 2001:
 1.  Warren W. Deakins                                  61          1990            13,786*****          .32%
     Self-employed insurance
      sales since January
      1993
 2.  Wendell F. Holland, Esq.                           48          1997             5,986***            .14%
     Counsel to the law firm
      of Obermayer, Rebmann,
      Maxwell & Hippel, LLP
      since January 31, 2000;
      Vice President
      Governmental Relations
      and Regulatory Affairs
      for American Water
      Works Service Company,
      Inc. of Voorhees, New
      Jersey from December
      1996 until December
      1999; Counsel to the
      law firm of Reed,
      Smith, Shaw & McClay
      from January 1995 until
      December 1996(4)
 3.  Samuel C. Wasson, Jr.                              61          1982            51,954@             1.21%
     Secretary of the Bank
      and Corporation since
      January of 1992; Vice
      President of the
      Corporation since its
      formation in 1986 until
      January 1992; Vice
      Chairman since November
      1997, Executive Vice
      President of the Bank
      from November 1993 to
      November 1997 and
      Treasurer from 1980
      until November 1993;
      prior to that, a Vice
      President of the Bank
      since 1969
               CONTINUING DIRECTORS
                     Class IV
 The terms of the following directors expire
  in 2002:
 1.  Richard B. Cuff                                    68          1983            22,625*****+         .53%
     Chairman, Cuffco, Inc.,
      Cobb & Lawless Service
      Co., Inc. and Main Line
      Appliances & Custom
      Kitchens LTD.,
      electrical contracting,
      service and retail
      sales
 2.  John D. Firestone                                  56          1998             4,386**             .10%
     Partner, Secor Group;
      Director, Allied
      Capital Corporation;
      Director, Security
      Storage Company of
      Washington, DC and
      Director, Business
      Mortgage Investors,
      Inc.
 3.  William Harral, III                                60          1995            16,700****           .39%
     Chairman of C&D
      Technologies, Inc.
      since April 1999;
      previously director
      from April 1996; Senior
      Counselor, The Tierney
      Group from June 1997
      until December, 1999;
      President and Chief
      Executive Officer Bell
      Atlantic-Pennsylvania,
      Inc., from November,
      1994 until June 1997;
     Executive officers as a
      group (13 persons)                                                           489,201             11.34%
     All director nominees,
      directors and executive
      officers as a group (22
      persons)                                                                     619,726             14.37%

Footnote Information Concerning Directors

(1) Reference to service on the Boards of Directors refers to the Bank only prior to 1986 and to the Bank and Corporation since 1986.
(2) The number of shares "beneficially owned" in each case includes 100 shares which each director must own to qualify as a director of the Corporation, and also includes, when applicable, shares owned beneficially, directly or indirectly, by the spouse or minor children of the director, and shares owned by any other relatives of the director residing with the director. None of the directors holds title to any shares of the Corporation of record which such director does not own beneficially.
(3) The Corporation does not know of any person having or sharing voting power and/or investment power with respect to more than 5% of the Corporation's Common Stock other than Thomas J. Carroll, George W. Connell, The Banc Funds Company, L.L.C., Robert L. Stevens, and the Trust Department of the Bank (See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS").
(4) Mr. Holland serves as a director of Allegheny Energy, Inc.

  None of the directors is a party to any contract, arrangement or understanding with respect to any of the Corporation's Common Stock, other than in connection with the Corporation's Stock Option Plans.

                  CORPORATION'S AND BANK'S EXECUTIVE OFFICERS

  The following table sets forth certain information with respect to the current executive officers of the Corporation and Bank as of February 29, 2000:

                                                                                      Corporation
Name, Principal Occupation                                                               Stock
 and Business Experience        Age as of                                             Beneficially
     For Past 5 Years       February 29, 2000 Office with the Corporation and/or Bank    Owned
--------------------------  ----------------- --------------------------------------- ------------
Robert L. Stevens.......            62        Chairman, President and Chief             236,483@
                                                 Executive Officer and Director of
                                                 Corporation and Bank
Samuel C. Wasson, Jr....            61        Secretary and Director of Corporation      51,954@
                                                 and Vice Chairman, Secretary and
                                                 Director of Bank
Joseph W. Roskos(1).....            51        Vice President of Corporation and          54,529
                                                 Executive Vice President of Bank--
                                                 Trust
Robert J. Ricciardi.....            51        Vice President of Corporation and          46,381@+
                                                 Executive Vice President of Bank--
                                                 Chief Credit Policy Officer
Joseph W. Rebl..........            55        Treasurer of Corporation and Treasurer     14,280@
                                                 and Senior Vice President of Bank--
                                                 Chief Financial Officer
Joseph G. Keefer........            41        Senior Vice President--Chief Lending        5,627@
                                                 Officer
June M. Falcone.........            33        Senior Vice President--Banking              2,800@
                                                 Operations
Alison E. Gers(2).......            42        Senior Vice President--Marketing            4,260@
Paul M. Kistler, Jr. ...            63        Senior Vice President of Bank--Human       26,501@
                                                 Resources, Facilities, Security and
                                                 Compliance
William R. Mixon........            52        Senior Vice President--Information          9,048@
                                                 Systems and Chief Technology
                                                 Officer
Thomas M. Petro.........            41        Senior Vice President of Bank--            32,449@
                                                 Investment Management
Leo M. Stenson..........            49        Senior Vice President and Auditor of        2,440@
                                                 Bank
Richard J. Fuchs(3).....            50        Group Vice President--Community             2,449@
                                                 Banking

--------
Footnote Information Concerning Executive Officers
@ Includes stock options and/or the interests of the executive officers held in the Corporation's Thrift and Savings Plan stated in terms of the Corporation's shares.
+ Includes interests of the executive officer held in the Corporation's
  Executive Deferred Bonus Plan stated in terms of the Corporation's shares.

--------
(1) Mr. Roskos was appointed Vice President of the Corporation and Executive Vice President of the Trust Division of the Bank in May 1999. In October 1999, Mr. Roskos was appointed Chairman of Joseph W. Roskos & Co. a subsidiary of the Corporation. Prior to that Mr. Roskos was President of Joseph W. Roskos & Co. from January 1991 until October 1999.
(2) Ms. Gers was appointed Senior Vice President in charge of marketing in May 1998. Prior to that Ms. Gers was Executive Vice President at CoreStates Financial Corporation in charge of consumer segment marketing from 1995 to 1998, and Senior Vice President in charge of retail product management from 1993 to 1995.
(3) Mr. Fuchs was appointed Group Vice President in charge of the Community Banking Division in December 1999. Prior to that Mr. Fuchs was a Vice President of the Bank in charge of branch operations from January 1993 until December 1998, and a Group Vice President in charge of branch operations from December 1998 to December 1999.

                            EXECUTIVE COMPENSATION

      General Disclosure Considerations Concerning Executive Compensation

  The Corporation believes that its shareholders should be provided clear and concise information about the compensation of the Bank's executives and the reasons the Bank's Board of Directors(/1/) made decisions concerning their executive compensation, consistent with the Commission's proxy statement disclosure rules regarding disclosure of executive compensation.

  The format and content of the information set forth below is intended to enable the Corporation's shareholders to understand the rationale and criteria for the Corporation's and Bank's executive compensation programs and the compensation paid to the named executives and its other executives and key employees.

  The Corporation welcomes shareholder comment on whether the objective--to provide information to the Corporation's shareholders that is useful and clearly stated--has been met. Please send any comments or suggestions for further improvements in disclosure to Samuel C. Wasson, Jr., Secretary at 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010-3396.

Executive Compensation

  The following information relates to all plan and non-plan compensation awarded to, earned by, or paid to (i) Robert L. Stevens, the Chairman and Chief Executive Officer of the Bank, and (ii) the Bank's four (4) most highly compensated executive officers, other than Mr. Stevens, who were serving as executive officers of the Bank at December 31, 1999 (Mr. Stevens and such officers, are hereinafter sometimes referred to as the "Named Executive Officers").

  The following information reflects bonus compensation earned by the Named Executive Officers during 1999 and paid to them in the first quarter of 2000. Any compensation earned by the Named Executive Officers during 2000 will be reported in the proxy statement for the Corporation's 2001 Annual Meeting of Shareholders.
--------
(/1/)The Corporation's executives are not compensated for their services to the Corporation rather, because the Bank is the principal subsidiary of the Corporation, they are compensated as officers of the Bank.

                          Summary Compensation Table

  The disclosure regarding the compensation of the Bank's executives includes the following table that sets forth the compensation paid to the Named Executive Officers during the last three fiscal years.(/2/)

                                 Annual Compensation(1)
                                 ----------------------
           Name and                                      Stock     All Other
      Principal Position         Year  Salary  Bonus(2) Options Compensation(3)
      ------------------         ---- -------- -------- ------- ---------------
                                        ($)      ($)      (#)         ($)
Robert L. Stevens..............  1999 $277,931 $130,000  8,600      $4,800
Chairman, President and Chief    1998  244,465  120,000 16,000       4,800
 Executive Officer               1997  224,080   90,000      0       4,800
Samuel C. Wasson, Jr. .........  1999  158,560   70,000  6,000       4,680
Vice Chairman and Secretary      1998  151,657   68,000  9,000       4,471
                                 1997  127,461   60,000      0       3,750
Joseph W. Roskos...............  1999  164,505   40,000      0       1,313
Executive Vice President--Trust  1998        0        0      0           0
                                 1997        0        0      0           0
Alison E. Gers.................  1999  122,705   55,000  4,000       3,621
Senior Vice President--Market-   1998   76,450   30,000      0           0
 ing                             1997        0        0      0           0
Joseph W. Rebl.................  1999  121,829   55,000  4,000       3,588
Senior Vice President--Finance,  1998  117,599   58,000  5,000       3,300
 Treasurer, & Chief Financial    1997  102,534   45,000      0       3,000
 Officer

--------

(1) A Table for Long-Term Compensation, including an Other Annual Compensation column is not included because no compensation of this nature is paid by the Corporation or the Bank and the restricted stock awards and long term incentive payouts columns are not included in the Compensation Table since these benefits are not made available by the Corporation or the Bank.

(2) Based on an incentive plan related to Corporation earnings for 1997, 1998, and 1999, bonuses were awarded to the Named Executive Officers in the first quarter of 1998, 1999 and 2000.

(3) The Corporation maintains the Bryn Mawr Bank Corporation Thrift and Savings Plan which was amended and restated, effective January 1, 1989, to comply with Section 401(k) of the U.S. Internal Revenue Code. The amended Thrift Plan allows employees of each participating employer to contribute, on a pre-tax basis, up to 16% of their annual base compensation, as defined in the Plan, but not to exceed $10,500 in 2000. Quarterly, each participating employer matches the employees' contribution dollar for dollar to a maximum of 3% of the employee's annual compensation. The employer matching portion is included in All Other Compensation.
--------

(/2/)The Commission's compensation disclosure rules require the use, where applicable, of a series of tables to describe various types of compensation paid to the specified executive officers. The use of a specific table or column in a table is not required by the Commission's rules if no compensation was paid or awarded to the named executives. Only the tables or columns required to be used by the Commission's rules, because of the compensation paid to the specified executive officers, have been used in this Proxy Statement.

Change of Control Agreements

  From time to time, the Corporation's Board of Directors, other than any concerned director, approves and ratifies, and the Corporation has guaranteed certain Executive Change-of-Control Severance Agreements (the "Agreements") which are to be entered into by the Corporation's subsidiaries with the Named Executive Officers and certain other officers (collectively the "covered officers").

  The Corporation's Board of Directors believes that the Agreements assure fair treatment of the covered officers since benefits provided are comparable to termination benefits afforded by other companies to secure and retain key officers. Furthermore, by assuring the covered officers some financial security, the Agreements protect the Corporation's shareholders by tending to neutralize any bias of those officers in considering proposals to acquire the Corporation. The Board believes that these advantages outweigh the disadvantage of the potential cost of the benefits.

  The Agreements provide for a lump sum severance benefit if such officers' employment are terminated under certain circumstances within two years following a "change of control", as defined in the Agreements, of the Corporation. Such circumstances include termination of employment other than for "cause" as defined in the Agreements, or the resignation of such officer following a significant reduction in the nature or scope of his/her authority, duties or responsibilities, removal from their position as an officer of the subsidiary, reduction in base salary of the officer in effect immediately prior to the change of control, revocation or reduction of benefits payable to the officer under the benefit plans, without obtaining the officer's written consent thereto, transfer of the officer to a location outside the greater Philadelphia area or the general area of the officer's principal residence, immediately prior to the change of control, or the officer being required to undertake business travel substantially greater than his/her business travel immediately prior to the change of control.

  The severance benefit consists of (a) an amount in cash equal to one (1), two (2) or three (3) times the covered officer's salary in effect either immediately prior to the termination of employment or immediately prior to the change of control, whichever is higher, (b) an amount in cash equal to the excess, if any, of the aggregate fair market value of the Corporation's Common Stock, that is, the closing price of the Corporation's Common Stock on the last business day the Common Stock was traded immediately preceding the termination date (the "Termination Date") of the covered officer's employment, subject to outstanding and unexercised stock options, whether vested or unvested, granted to the covered officer under the Corporation's Stock Option Plans, over the aggregate exercise price of all such stock options, (c) to the extent not heretofore paid, the covered officer's salary through the Termination Date and the officer's salary in lieu of any unused vacation, (d) an amount equal to all awards earned by the officer in respect of completed plan periods prior to the Termination Date for the Corporation's Thrift and Savings Plan and any annual bonus plan, and payment in respect of such plans for the uncompleted fiscal year during which termination of employment occurs,
(e) the cost to continue or cause to be continued until twelve (12), twenty-four (24) or thirty-six (36) whole months for the covered officers after the Termination Date, on the cost-sharing basis in effect immediately prior to the change of control, the medical, dental, life and disability insurance benefits substantially equivalent in all material respects to those furnished to the covered officers immediately prior to the change of control, provided, however, that the obligation to provide such benefits shall cease at such time as the covered officer is employed on a full-time basis by a party not owned or controlled by the covered officer, that provides the covered officer, substantially the same benefits on substantially the same cost-sharing basis as that for the covered officer in effect immediately prior to the change of control, (f) for both vesting and benefit calculation purposes, credit with one (1), two (2) or three (3) additional, "years of credited service", (as defined in the Corporation's Pension Plan), for the covered officers under the Corporation's Pension Plan and Supplemental Employee Retirement Plan, in addition to the years of credited service that would have otherwise been calculated by reference solely to the Termination Date, and (g) the cost of reasonable career counseling services for the covered officer. To the extent necessary to provide the covered officers with the additional years of credited service obtainable under the Agreements, the Corporation has agreed to amend its Supplemental Employee Retirement Plan or create such supplemental retirement plans as are necessary.

  Certain of the Agreements terminate in 2000 but are automatically extended for additional one year periods unless the subsidiary provides written notice to cancel. The terms of outstanding Agreements cannot end prior to the expiration of two (2) years after the occurrence of a Change of Control regardless of any notice by the subsidiary to cancel.

  In addition to the severance benefits outlined above, each covered officer would be entitled to receive all other compensation and benefits payable generally in the event of termination of employment. The aggregate amount of all such compensation and benefits is subject to a limitation designed to allow the deduction for federal income tax purposes of any payments made pursuant to the Agreements. The subsidiary may terminate each covered officer's employment, without liability, under the respective Agreements for Cause as defined therein.

  The amount of severance salary benefits each of the Named Executive Officers would be entitled to, pursuant to the Agreements, if an event which triggered the payment occurred on the date of the Proxy Statement, is as follows:
Messrs. Stevens $858,000, Wasson $486,720, Rebl $376,740, Roskos $350,000 and
Ms. Gers $280,000. The total of such severance salary benefit payments for all covered officers would be $4,794,686.

                              Option Grants Table

  The following table sets forth, with respect to grants of stock options made during 1999 to each of the Named Executive Officers: (i) the name of the executive officer (column (a)); (ii) the number of options granted (column
(b)); (iii) the percent the grant represents of the total options granted to all employees during 1999 (column (c)); (iv) the per share option price of the options granted (column (d)); (v) the expiration date of the options (column
(e)); and (vi) the potential realizable value of each grant assuming the market price of the Common Stock appreciates in value from the date of grant to the end of the option term at a rate of (A) five percent (5%) per annum (column (f)) and (B) ten percent (10%) per annum (column (g)).

                             OPTION GRANTS IN 1999

                                                                               Potential
                                                                           Realizable Value
                                                                              at Assumed
                                                                            Annual Rates of
                                                                              Stock Price
                                                                           Appreciation for
                Individual Grants                                             Option Term
                -----------------                                          -----------------
          (a)            (b)           (c)            (d)          (e)       (f)      (g)
                                   % of Total
                       Options   Options Granted Exercisable or
                       Granted   to Employees in   Base Price   Expiration
         Name            (#)          1999           ($/Sh)        Date      5%       10%
         ----          -------   --------------- -------------- ---------- -------- --------
 Robert L. Stevens....   8,600          12%          $26.44     4/20/2009  $142,979 $362,359
 Samuel C. Wasson, Jr.   6,000           8%          $26.44     4/20/2009    99,753  252,807
 Joseph W. Roskos.....    --           --               --            --        --       --
 Alison E. Gers.......   4,000           5%          $26.44     4/20/2009    66,502  168,538
 Joseph W. Rebl.......   4,000           5%          $26.44     4/20/2009    66,502  168,538

          Aggregated Option Exercises and Year-End Option Value Table

  The following table sets forth, with respect to each exercise of stock options during 1999 by each of the Named Executive Officers and the year-end value of unexercised options on an aggregated basis: (i) the name of the executive officer (column (a)); (ii) the number of shares received upon exercise, or, if no shares were received, the number of securities with respect to which the options were exercised (column (b)); (iii) the aggregate dollar value realized upon exercise (column (c)); (iv) the total number of unexercised options held at December 31, 1999, separately identifying the exercisable and unexercisable options (column (d)); and (v) the aggregate dollar value of in-the-money, unexercised options held at December 31, 1999, separately identifying the exercisable and unexercisable options (column (e)). As of December 31, 1999, there were no stock appreciation rights outstanding.

                    AGGREGATED OPTION EXERCISES IN 1999 AND
                      DECEMBER 31, 1999 OPTION VALUES (1)

          (a)                    (b)            (c)               (d)                       (e)
                                                        (#) Unexercised Options  ($) In-the-Money Options
                         (#) Shares Acquired ($) Value ------------------------- -------------------------
          Name               in Exercise     Realized  Exercisable Unexercisable Exercisable Unexercisable
          ----           ------------------- --------- ----------- ------------- ----------- -------------
Robert L. Stevens.......       14,400        $234,000    150,400       8,600     $2,220,670      $ --
Samuel C. Wasson, Jr.           6,800         132,900     41,000       6,000        519,870        --
Joseph W. Roskos........          --              --         --          --             --         --
Alison E. Gers..........          --              --         --        4,000            --         --
Joseph W. Rebl..........          --              --       9,880       4,000         77,008        --

--------
(1) Based upon $23.88 per share the last bid price for the Common Stock on December 31, 1999.

Corporation's 1998 Stock Option Plan

  In 1998, the Corporation's Board of Directors adopted and the Corporation's shareholders approved the Bryn Mawr Bank Corporation 1998 Stock Option Plan (the "Plan"). The Corporation's Board of Director's Compensation Committee (the "Committee"), composed of four (4) non-management directors, is authorized to grant certain stock options ("Option(s)") to directors of the Corporation who are not employees of the Corporation or any affiliate of the Corporation (the "Eligible Directors") and key employees, including officers of the Corporation and its direct and indirect subsidiaries (the "Employees").

  The Options for the Common Stock are to be granted in consideration for the services provided to the Corporation by the Employees and Eligible Directors. Under the Plan, on February 29, 2000, there was a maximum of 83,326 shares of Corporation Common Stock available for the grant of Options.

  Options granted under the Plan may be either incentive stock Options or non-qualified stock Options, as the Committee determines to be in the best interests of the Corporation at the time of the grant of Options. The purpose of the Plan is to promote the interests of the Corporation and its shareholders by strengthening the Corporation's ability to retain and attract the services of experienced and knowledgeable Employees and Eligible Directors and by encouraging such Employees and Eligible Directors to acquire an increased proprietary interest in the Corporation.

  Each Option shall be exercisable in whole or in part at such times as the Compensation Committee may determine, but not later than ten (10) years from the date the Option is granted. The Compensation Committee may make such exercise provisions, or may accelerate exercise provisions previously established, if in the opinion of the Compensation Committee such action is appropriate to carry out the intent of the Plan or any requirements of the Internal Revenue Code. In lieu of a cash payment to exercise an Option in full or in part, payment may be made by the tender of shares of Common Stock with a fair market value as of the exercise date equal to the Option price of the Option being exercised.


Executive Deferred Bonus Plan

  In 1989, the Corporation established the Deferred Bonus Plan (the "Plan"), which permits certain officers of the Corporation and its subsidiaries who earn in excess of one hundred thousand dollars annually, to defer all or a portion of any bonus (the "Deferred Compensation") which the executives may be awarded. The Plan is a non-qualified plan and Plan funds are held in a trust administered by the Bank's Trust Department. Under the Plan the participating executives may elect to invest the Deferred Compensation in a money market fund, fixed income mutual fund, equity mutual fund, international equity mutual fund or in the Corporation's Common Stock. Participants may elect to defer the receipt of the Deferred Compensation until (i) January of the following year or (ii) retirement or separation from employment. In certain very limited circumstances involving a hardship, as defined in the Plan, participants may request withdrawal of his/her Deferred Compensation. The right to receive future payments under the Plan is an unsecured claim against the general assets of the Corporation. Payments of Deferred Compensation may be made only in cash or Corporation stock as provided in the Plan.

Pension Plans

  In December 1989, the Corporation assumed sponsorship of the Bank's non-contributory pension plan (the "Pension Plan") and amended the Pension Plan to cover the eligible employees of the Corporation and its subsidiaries, (collectively called the "Employer"). Employees of the Corporation and its subsidiaries (collectively called the "participants") become eligible to participate in the Pension Plan on January 1 following their attainment of 20 1/2 years of age and performance of six (6) months of service during which 500 hours of service are credited, as those terms are defined in the Pension Plan. Benefits under the Pension Plan are paid from a trust for which the Bank is the trustee. The payments are made monthly under various options provided for in the Pension Plan, selected by the participants. For funding purposes it is the Corporation's policy to fund amounts necessary to maintain the actuarial soundness of the Pension Plan. The Pension Plan is fully funded and therefore, based on Employee Retirement Income Security Act, as amended ("ERISA") funding requirements, no contribution was needed or allowed in 1999. The net periodic pension cost is computed on the basis of accepted actuarial methods which include the current year's service cost. The Corporation's net periodic pension cost for 1997, 1998 and 1999 was $(121,780), $(291,623) and $(279,151)
respectively, increasing the prepaid pension expense for accounting purposes to $457,428 as of December 31, 1999.

  The Corporation's actuaries indicated that the amount of the contribution, payment or accrual with respect to a participant is not and cannot readily be separately or individually calculated under the actuarial cost method used in determining aggregate contribution requirements for the Corporation's Pension Plan. Covered compensation is the basic rate of salary paid to a participant including bonus and overtime.

  Set forth below is a table of annual pension benefits based on the rates of salary in various years of service categories for participants retiring at age 65 in 1999.

                              Pension Plan Table

                                         Years of Service
                  --------------------------------------------------------------
   Remuneration      15       20       25       30       35       40       45
   ------------   -------- -------- -------- -------- -------- -------- --------
   $125,000.....  $ 31,271 $ 41,694 $ 52,118 $ 62,541 $ 72,965 $ 81,090 $ 89,215
    150,000.....    38,021   50,694   63,368   76,041   88,715   98,465  108,215
    175,000.....    44,771   59,694   74,618   89,541  104,465  115,840  127,215
    200,000.....    51,521   68,694   85,868  103,041  120,215  133,215  146,215
    225,000.....    58,271   77,694   97,118  116,541  135,965  150,590  165,215
    250,000.....    65,021   86,694  108,368  130,041  151,715  167,965  184,215
    275,000.....    71,771   95,694  119,618  143,541  167,465  185,340  203,215
    300,000.....    78,521  104,694  130,868  157,041  183,215  202,715  222,215
    325,000.....    85,271  113,694  142,118  170,541  198,965  220,090  241,215
    350,000.....    92,021  122,694  153,368  184,041  214,715  237,465  260,215
    375,000.....    98,771  131,694  164,618  197,541  230,465  254,840  279,215
    400,000.....   105,521  140,694  175,868  211,041  246,215  272,215  298,215
    425,000.....   112,271  149,694  187,118  224,541  261,965  289,590  317,215
    450,000.....   119,021  158,694  198,368  238,041  277,715  306,965  336,215

  Differences in the pension benefits table exist because the Pension Plan is integrated with Social Security benefits, and participants with less income receive a greater portion of their retirement benefits from Social Security. The goal of the Pension Plan is to provide long-term participants with annual benefits from both the Pension Plan and Social Security approximating 60% of their highest average five year annual compensation.

  Benefits paid by the Plan are based on the participants highest average consecutive five year annual compensation, as defined in the Plan, in the ten years prior to participant's retirement. The estimated benefits for the executive officers named in the Summary Compensation Table were based on each officer's 1999 compensation and do not take into consideration any future increases in compensation and are straight life annuity amounts which would be actuarially reduced for a 100% joint and survivor annuity to the officer and the officer's spouse.

  Currently Federal law places certain limitations on the amount of retirement income that can be paid pursuant to a pension plan qualified under the Internal Revenue Code, such as the Corporation's Pension Plan. As of December 31, 1999, Messers. Stevens, Wasson, Roskos and Rebl are the Named Executive Officers participating in the Pension Plan who, based on service to date, would be affected by such limitations.

  The Corporation has adopted the Bryn Mawr Bank Corporation Supplemental Employee Retirement Plan, an unfunded supplemental plan which is designed to provide those amounts which would be payable as pension benefits, except for such limitations under the Internal Revenue Code. The Plan is a non-qualified plan and Plan funds are held in a trust administered by the Bank's Trust Department. The right to receive future payments under the Plan is an unsecured claim against the general assets of the Corporation.

  For the Named Executive Officers in the Summary Compensation Table, the estimated annual benefits upon normal retirement at age 65 under the Pension Plans are as follows: Robert L. Stevens, $281,416, Samuel C. Wasson, Jr., $142,829, Joseph W. Rebl, $82,959, Joseph W. Roskos, $38,633 and Alison E. Gers, $58,861. Messrs. Stevens, Wasson, Rebl, Roskos and Ms. Gers have 40, 34, 19, 1, and 2 credited years of service, respectively, under the Pension Plan.

Bryn Mawr Bank Corporation Thrift and Savings Plan

  In December of 1989, the Corporation assumed sponsorship of the Bank's Thrift and Savings Plan and amended the plan to cover eligible employees of the Corporation and its subsidiaries, (collectively called the "Employer"). An employee of the Corporation or its subsidiaries, (collectively called the "participants") becomes eligible to participate in the Bryn Mawr Bank Corporation Thrift and Savings Plan (the "Thrift Plan") on January 1st or July 1st following his/her attainment of 20 1/2 years of age and performance of six
(6) months of service during which 500 hours of service are credited as those terms are defined in the Thrift Plan. Participants may elect to have what would otherwise be his/her compensation reduced and cause the amount of such reduction to be contributed, on his/her behalf, to the Thrift Plan's related trust in an amount from 1% to 16% of his/her compensation. The Employer makes a dollar for dollar matching contribution, up to 3% of each participant's base compensation. In any Thrift Plan year the Employer may make contributions to the participants' discretionary accounts in the Thrift Plan of such portions of its net profits as the Employer's Board of Directors may determine, subject to certain limitations in the Thrift Plan.

  The Thrift Plan permits a participant to cause the participant's account balance to be invested in one or more of six different investment funds, including an investment in the Corporation's Common Stock. As of December 31, 1999, the Thrift Plan's related trust held 112,878 shares of the Corporation's Common Stock for the benefit of 146 participants. Each such participant or beneficiary owns an undivided interest in the whole of the Corporation's Common Stock Fund of the Thrift Plan. Under the terms of the Thrift Plan and its related trust agreement, the trustee possesses the power and authority to vote the Corporation's Common Stock.

Certain Relationships and Related Transactions

  Some of the directors and executive officers of the Bank and the companies with which they are associated were customers of, and had banking transactions with, the Bank in the ordinary course of its business during 1999. All loans and commitments to lend were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of Bank management, the loans and commitments did not involve more than a normal risk of collectability or present other unfavorable features.


                         STOCK PRICE PERFORMANCE GRAPH/1/
                   COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                         AMONG BRYN MAWR BANK CORPORATION
                  NASDAQ MARKET VALUE INDEX AND PEER GROUP INDEX

                         [PERFORMANCE GRAPH APPEARS HERE]

Company                     1994     1995     1996     1997     1998     1999

Bryn Mawr Bank               100    168.18   182.62   348.34   378.94   339.63
Regional-Mid-Atlantic Bnks   100    147.17   196.61   320.65   352.96   279.30
NASDAQ Market Index          100    129.71   161.18   197.16   278.08   490.46

 . Bryn Mawr Bank Corporation          + Peer Group Index -- prepared by Media
                                        General Financial Services based on
                                        total return of one hundred and nine
                                        financial institutions located in the
                                        Middle Atlantic States for which trading
* NASDAQ Market Value Index             data is available for at least five
                                        years.

                   ASSUMES $100 INVESTED ON JANUARY 1, 1995
                     ASSUMES DIVIDEND REINVESTED THROUGH
                     FISCAL YEAR ENDING DECEMBER 31, 1999

/1/ Graph prepared by Media General Financial Services

                         COMPENSATION COMMITTEE REPORT

  The Compensation Committee of the Bank's Board of Directors (the "Bank Compensation Committee") is composed entirely of independent outside directors (see Information About Committees of the Bank's Board of Directors). The Bank Compensation Committee is responsible for setting and administering the Bank's compensation policies, including those which govern salary and the bonus program applicable to the Bank's executive officers including the Named Executive Officers.

  The Compensation Committee of the Corporation's Board of Directors (the "Corporation Compensation Committee") is composed entirely of independent outside directors (see Information About Committees of the Corporation's Board of Directors). The Corporation's Compensation Committee is responsible for setting and administering the policies which govern the grant to key Bank personnel of options to purchase the Corporation's stock including the Named Executive Officers.

Executive Compensation Policy Principles

  The Bank's compensation policy is designed to (i) retain and attract highly qualified key executives essential to the long-term success of the Bank and Corporation; (ii) reward such executives for consistent successful management of the Bank and enhancement of shareholder value; and (iii) create a performance-oriented environment that rewards performance not only with respect to the Bank's goals but also the Bank's performance in relation to comparable industry performance levels.

  The Bank's Compensation Committee annually considers the Bank's economic performance in terms of its asset diversification and quality, expense levels, net income, capital accumulation and retention, return on equity and other relevant criteria used in the financial services industry and seeks to relate those considerations to the Bank's performance and each executive's performance of their duties.

  The Bank's executive compensation program, established by the Bank Compensation Committee, is based on the belief that each executive officer's compensation should bear a relationship to the business success of the Bank and Corporation, the value of the Corporation's stock and any significant accomplishments by that executive officer.

                  Elements of Executive Compensation Program

  The Bank's total compensation program for its executive officers currently consists of base salary, a fringe benefit package, and an opportunity, depending on the Bank's annual earnings, the executive officers' divisions' net income and other economic criteria, to obtain a cash bonus and options to purchase Corporation stock at the market price or a premium above the market price determined by the Corporation's Compensation Committee when such options are awarded.

Salary Compensation and Fringe Benefits

  The salary compensation is competitive with other financial institutions in the Delaware Valley and similar size banks in the mid-Atlantic region and is combined with a fringe benefit package designed to retain and attract experienced and highly professional banking personnel. Each Named Executive Officer's salary is based on that person's level of management responsibility at the Bank and performance of duties and will be reviewed annually. To assist in determining the compensation for the Named Executive Officers, the Bank's Compensation Committee utilized the 1999 proxy information of selected commercial banks in the country with specific attention to those banks in the mid-Atlantic region of similar asset size to the Bank.

  The Bank's officers, including the Named Executive Officers, have an opportunity to be awarded a cash bonus based in large measure on his/her division's net income, the economic performance of the Bank on an annual basis and each individual officer's accomplishment of his/her designated responsibilities and goals. Bonuses paid to the Named Executive Officers, which were determined on the basis of the executive officers' divisions' and Bank's earnings performance in 1999 and were paid in the first quarter of 2000, reflected the Bank's continued earnings improvement.

Stock Options

  Stock options were awarded to the Bank's executive officers in 1999. No additional stock options will be awarded unless approved by the Corporation's Compensation Committee.

                       Executive Compensation Decisions

  The Bank Compensation Committee evaluated the Bank's business performance for 1999 and determined, based on such performance and the criteria outlined above, that in January of 2000 salary increases be granted and in the first quarter of 2000 bonuses be awarded to the Named Executive Officers for their 1999 performance.

Factors and Criteria on Which the Chief Executive Officer's Compensation Was
Based

  The Bank Compensation Committee met, Mr. Stevens not being present, to evaluate his performance and review his compensation package. The Bank Compensation Committee reports on that evaluation to the independent directors of the Board. Mr. Stevens is eligible to participate in all executive compensation programs available to all other executives.

  The Compensation Committee of the Bank Board, in reviewing the appropriate level of compensation of Mr. Stevens, considers financial results, organizational development, marketing initiatives, Board relations, work on representing the Corporation to its constituencies, results on developing, expanding and integrating service lines and work on succession issues.

  Also, as indicated in the foregoing discussion concerning the principles upon which the Bank's compensation policy is based, the Bank's economic performance and the performance by Mr. Stevens of his duties as Chief Executive Officer are the essential elements upon which his compensation was based. Also considered by the Bank Compensation Committee was the continuing improvement over the last seven (7) years in the Bank's fundamental economic strength.

  In determining Mr. Stevens' 2000 annual compensation, as well as the bonus awarded to Mr. Stevens, the primary economic performance criteria which the Bank Compensation Committee considered was the fact that the Bank's economic performance met the economic goals specified in its 1999 plan and that meeting its goals resulted in the Bank increasing annual earnings and accumulating additional capital, as well as an increase in the dividends paid on the Corporation's stock.

The Compensation Committees

  The Bank's and Corporation's Compensation Committees are composed of the same members consisting of William Harral, III, Chairman, Warren W. Deakins, Wendell F. Holland and Thomas A. Williams who each endorsed this report.

                                          Respectfully submitted:

                                          William Harral, III, Chairman
                                          Warren W. Deakins
                                          Wendell F. Holland
                                          Thomas A. Williams

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

                          (Item 1 on the Proxy Card)

  One of the purposes of the Annual Meeting is the election of two (2) directors to the Board of Directors of the Corporation.

Nominees for Directors

  The following directors have been nominated by the Corporation's Board of Directors for election as directors to serve as follows:


    Class II--Term to Expire in 2004:

    (1)Robert L. Stevens
    (2)B. Loyall Taylor, Jr.

and until their successors are elected and take office.

  The persons named as proxies in the accompanying form of proxy have advised the Corporation that, unless otherwise instructed, they intend at the meeting to vote the shares covered by proxies for the election of the nominees named in this Proxy Statement. If one or more of the nominees should, at the time of the Annual Meeting, be unavailable or unable to serve as a director, the shares represented by the proxies will be voted to elect any remaining nominee. The Board of Directors knows of no reason why the nominees will be unavailable or unable to serve as directors. The Corporation expects all nominees to be willing and able to serve as directors.
                               ----------------
  The affirmative vote of the holders of at least a majority of the Corporation's shares of Common Stock present in person or by proxy at the Annual Meeting is required for the election of the nominees for directors. Proxies solicited by the Board of Directors will be voted for nominees listed above, unless the shareholders specify a contrary choice in their proxies.

  The Board of Directors recommends a vote FOR the nominees listed above.

                                  PROPOSAL 2

                        RATIFICATION OF APPOINTMENT OF
                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                          (Item 2 on the Proxy Card)

  The firm of PricewaterhouseCoopers LLP has been appointed by the Board of Directors to serve as the Corporation's independent certified public accountants for the fiscal year beginning January 1, 2000. The Board of Directors of the Corporation is requesting shareholder approval of the appointment. A partner in the firm will be present at the meeting to answer questions and will have the opportunity to make a statement, if he so desires. The firm is presently serving the Corporation, the Bank and its other subsidiaries, as their independent certified public accountants. Management recommends approval of this appointment. If the appointment is not approved by a majority of the shares of Common Stock of the Corporation present in person or by proxy and entitled to vote at the Annual Meeting, the appointment of the independent certified public accountants will be reconsidered by the Board of Directors.

  The resolution being voted on is as follows:

  RESOLVED, that the shareholders of the Corporation ratify and confirm the appointment of PricewaterhouseCoopers LLP as the Corporation's independent certified public accountants for the year 2000.

                               ----------------

  The ratification of the selection of the independent certified public accountants requires the affirmation by vote of at least a majority of the outstanding shares of Common Stock of the Corporation present in person or by proxy and entitled to vote at the Annual Meeting. Proxies solicited by the Board of Directors will be voted for the foregoing resolution, unless shareholders specify a contrary choice in their proxies.

  The Board of Directors recommends a vote FOR the resolution ratifying the appointment of PricewaterhouseCoopers LLP as the Corporation's independent certified public accountants for the year 2000.

                                OTHER BUSINESS

  Management does not know at this time of any other matter which will be presented for action at the Annual Meeting. If any unanticipated business is properly brought before the meeting, the proxies will vote in accordance with their best judgment.

                        SHAREHOLDER PROPOSALS FOR 2001

  The Corporation's Annual Meeting of Shareholders will be held on or about April 17, 2001. Any shareholder desiring to submit a proposal to the Corporation for inclusion in the proxy and proxy statement relating to that meeting must submit such proposal or proposals in writing to the Corporation before November 8, 2000. It is suggested that the proposal or proposals be submitted by certified mail-return receipt requested to the attention of Samuel C. Wasson, Jr., the Corporation's Secretary at the Corporation's executive office at 801 Lancaster Avenue, Bryn Mawr, PA 19010-3396.

                            ADDITIONAL INFORMATION

  A copy of the Corporation's Annual Report for the fiscal year ended December 31, 1999, containing, among other things, financial statements examined by its independent certified public accountants, was mailed with this Proxy Statement on or about March 10, 2000 to the shareholders of record as of the close of business on February 29, 2000.

  Upon written request of any shareholder, a copy of the Corporation's Annual Report on Form 10-K for its fiscal year ended December 31, 1999, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission may be obtained, without charge, from the Corporation's Secretary, Samuel C. Wasson, Jr., 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010-3396.

                                     By Order of the Board of Directors of
                                     Bryn Mawr Bank Corporation

                                     /s/ Samuel C. Wasson, Jr.

                                     Samuel C. Wasson, Jr.
                                      Secretary

                                    [LOGO]


                           Bryn Mawr Bank Corporation

                  ANNUAL SHAREHOLDERS' MEETING APRIL 18, 2000

           Proxy is Solicited on Behalf of the Board of Directors of
                           Bryn Mawr Bank Corporation

     The undersigned shareholder of Bryn Mawr Bank Corporation (the "Corporation") hereby appoints Thomas M. Petro, Joseph W. Rebl and Robert J. Ricciardi as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent, and to vote all the shares of stock of the Corporation held of record by the undersigned on February 29, 2000, at the Corporation's Annual Meeting of Shareholders to be held at 2:00 P.M. on April 18, 2000, at Bryn Mawr College, Wyndham Alumnae House, (see map on reverse side) Bryn Mawr, Pennsylvania, and at any adjournment or postponement thereof.

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

                PLEASE PROMPTLY MARK, DATE AND RETURN THIS PROXY
            CARD USING THE ENCLOSED POSTAGE PAID ADDRESSED ENVELOPE.

                                     (OVER)

                              FOLD AND DETACH HERE

A special invitation to all shareholders . . .

     Think about us as more than an investment. Make us your bank!

     Let us help you with:

          o investment management

          o tax planning and return preparation

          o personal banking

          o loans - personal, mortgage, or business

          o cash management

          o foundation administration

          o family business office

          o fiduciary services

          o insurance

     Call us at 610-526-2300. Discover a world of difference.

                                                  Sincerely,

                                                  /s/ Robert L. Stevens
                                                  ---------------------
                                                  Robert L. Stevens
                                                  Chairman

1. ELECTION OF DIRECTORS:                   Instruction: To withhold authority
   To vote for the selection of both        to vote for any individual nominee,
   the nominees listed to the right         strike a line through the nominee's
                                            name.

                              NOMINEES CLASS II -Term to Expire in 2004.

FOR       Withhold            Robert L. Stevens         B. Loyall Taylor, Jr.
          Authority
[ ]         [ ]

2. CONFIRMATION OF AUDITORS:
   To ratify the appointment of PricewaterhouseCoopers LLP as the independent certified public accountants for Bryn Mawr Bank Corporation for the year 2000

FOR       AGAINST        ABSTAIN

[ ]         [ ]     This proxy, when properly executed, will be voted in
                    accordance with the directions given by the undersigned shareholder. In the absence of other directions, this proxy will be voted for Proposals 1 and 2 and upon such other matters as may properly come before the meeting in accordance with the best judgment of the Proxies.

                    Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney in-fact, executor, administrator, trustee or guardian, please give full title as such. If a corporation please sign full corporate name by President or other authorized officer. If a partnership, please sign partnership name by an authorized person.

Signature(s)               Signature(s)              Date             , 2000
            ---------------            --------------    -------------

                              FOLD AND DETACH HERE

                   Directions to Wyndham at Bryn Mawr College

[MAP APPEARS HERE]

     From Pennsylvania Turnpike
     Take Exit 25A and follow Route 476 South to Exit 5 (St. Davids/Villanova). Follow Route 30 (Lancaster Avenue) east for 2.4 miles, turn left onto Morris Avenue. Proceed under railroad tracks, and across Montgomery Avenue. Continue briefly on Morris Avenue past Yarrow Street and then turn left into the back parking lot for Wyndham. Handicap parking can be found in the Visitor's Lot in front of Wyndham.

     From the New Jersey Turnpike
     North of Philadelphia: Leave the New Jersey Turnpike at Exit 6 (PA Turnpike). Drive west on PA turnpike to Exit 25A. See instructions under "From Pennsylvania Turnpike" for directions to the College.

     From Center City Philadelphia
     Take Route 76 West (Schuylkill Expressway) and drive west following Valley Forge signs. Exit at City Avenue (Route 1 South). Once on City Avenue, travel about 2-1/2 miles and turn right onto Lancaster Avenue (Route 30
     West). Continue on Lancaster approximately 4 miles to reach the center of Bryn Mawr. Turn right onto Morris Avenue. Follow Morris Avenue under railroad tracks and across Montgomery Avenue. Continue briefly on Morris Avenue past Yarrow Street and then turn left into the back parking lot for Wyndham. Handicap parking can be found in the Visitor's Lot in front of Wyndham.

     From Wilmington DE and Other Points South
     Via I-95 approaching Chester, PA, take Exit 7 (476 North towards Plymouth Meeting). Follow 476 North approximately 12 miles to Exit 5 (St. Davids/Villanova). Follow Route 30 (Lancaster Avenue) east, then follow "From Pennsylvania Turnpike" above for directions to the College.